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FINAL TRANSCRIPT

Q2 2018 VOXX International Corp Earnings Call

EVENT DATE/TIME: 10/11/2017 10:00 AM GMT

QCORPORATE PARTICIPANTS

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Glenn Wiener
John J. Shalam VOXX International Corporation - Chairman of the Board
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

CONFERENCE CALL PARTICIPANTS

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer, and Chief Compliance Officer
2 2018 VOXX International Corp Earnings Call PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the VOXX Fiscal 2018 Second Quarter Results Conference Call. (Operator Instructions) As a reminder, today's conference is being recorded.

I would now like to turn the call over to today's host, Glenn Wiener, Investor Relations. Sir, you may begin.
Glenn Wiener
Thank you, Chelsea. Good morning, and welcome to VOXX International's Fiscal 2018 Second Quarter Results Conference Call. Our call today is being webcast on our website, www.voxxintl.com, and we'd set up a replay for those who aren't able to make today's call.

With us today and speaking for management will be Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and our Chief Financial Officer. Following their prepared remarks, we'll have a Q&A session for any investors wishing to ask questions.

Before we begin, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and risk factors associated with our business are detailed in our Form 10-K for the period ended February 28, 2017

At this time, I would like to turn the call over to our President and CEO, Pat Lavelle. Pat?EVENT DATE/TIME: 10/11/2017 10:00 AM G

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thank you, Glenn, and good morning, everyone. As most of you know, on August 31, we closed on the sale of Hirschmann to a subsidiary of TE Connectivity. The cash purchase price based on our forward exchange contracts was $170.1 million. It cost us approximately $117.7 to acquire Hirschmann in March of 2012. And adjusting for $9.8 million of expenses associated with the sale, this resulted in a cash profit of
$42.6 million, which is subject to any further adjustments related to net working capital and net debt. As our German subsidiary was the seller in this deal, there were a lot of moving parts. For example, the gain from the sale was recorded in discontinued ops and several related expenses were accounted for in continuing ops.

Mike will start off the call, and walk you through the transaction so you have a clear picture of the moving pieces and our balance sheet, along with some remarks on our Q2 results. I'll then come back and discuss our business segments and what we envision going forward as I know the focus is on our future.

So Mike, why don't we get started?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Okay, Pat. Thank you. Good morning, everyone. Before going into the quarterly review, a few facts about the transaction. The results and impact of the transaction are carried both in continuing operation and discontinued operation. When the transaction was closed, the value of the sale was picked up as of the euro translation on the date of sale. As we've previously mentioned, we hedged our position as a result of difference between the euro at the time of close, and the hedge position was $6.6 million, which was recorded on continuing operations. Also, certain expenses related to the Hirschmann transaction were also recorded in continuing operations.

On Page 11 of our Form 10-Q, you will see a table that reconciles the carrying amounts of major classes of assets and liabilities of the discontinued operation to the amounts presented separately in our consolidated balance sheet. On Page 12 of our Form 10-Q, you will find a reconciliation of the major financial lines that constitute our results of operations for discontinued operations to net income from discontinued operations net of tax, which is presented separately in the consolidated statement of operations and comprehensive income loss. As you will see in this table as of August 31, 2017, the gain on the sale of Hirschmann before taxes was $36.1 million, and income from discontinued operations net of taxes was $34.9 million.

On a pure income tax basis, the company will not have any substantial U.S. taxes with this transaction. Further, as a result of the treatment of the foreign exchange differences on the original acquisition loan, combined with the differences between hedge positions and the euro value, the total FX charges were approximately $16.5 million in our continuing operations.

With the Hirschmann sale now behind us, our balance sheet has strengthened. With the proceeds generated from the sale, we paid off virtually all of our debt outstanding on our domestic credit facility. The remaining debt we carry as of August 31, 2017, relates to our manufacturing facility in Florida, $8.9 million; financing for our remaining German subsidiary of $5.2 million; and mortgages overseas of approximately $4.5 million. Our total debt as of August 31, 2017, was $18.7 million compared to $110.4 million as of February 28, 2017, a reduction of $91.8 million. And our total long-term debt, net of debt issuance cost, stood at $8.8 million as of August 31, 2017, as compared to $97.7 million as of February 28, 2017, an improvement of $88.9 million. Further information on our financing arrangements and debt position can be found in Footnote 15 of our Form 10-Q.

So as of August 31, 2017, we had cash and cash equivalents of $45.8 million and availability under our domestic credit facility of $96.6 million. As of today, availability is $100.4 million. Inventory positions have increased from February to August as merchandise is now being brought in for seasonal sales.

Before I turn the call back to Pat, let's now focus some of our results. Revenue. Total revenue for the fiscal 2018 second quarter was $113.5 million, down 4.1% versus last year's second quarter. Premium Audio increased 14.4%, and this offset -- this was offset by a 16.1% decline in Automotive and an 8.3% decline in Consumer Accessories.

Premium Audio. Sales were positively impacted by new lines of HD wireless desktop and bookshelf-sized speakers, wireless sound bars, Klipsch Heritage products, home entertainment speakers, and wireless and multiroom streaming audio systems. We had several close-out promotions on some of our oldest sound bar models, which helped sales but impacted gross margins. We discussed this on our first quarter call. Looking ahead, we anticipate March to improve in the second half of fiscal 2018.

For Automotive, satellite radio sales continue to decline as expected, and we have lower OEM sales. Internationally, OEM sales were impacted by the end of a program with Bentley in Q1. Domestically, we wound down programs with GM and Ford in preparation for new EVO rear-seat entertainment programs, which we'll be launching in the third and fourth quarter.

Moving forward in OEM, it's about our domestic operations with new programs coming online, and we are anticipating growth. We also anticipate growth in the aftermarket with increases in our rear-seat entertainment solutions with the acquisition of Rosen.

Consumer Accessories. Sales were down as a result of lower action camera sales, along with some declines in hook-up and reception products. On the other hand, we saw growth in wireless Bluetooth speakers; new sales from the Striiv activity tracking bands, which we introduced in the second quarter; and higher sales of Project Nursery product lines. International sales were also up due to the upgrade of the digital broadcasting platform in Europe.

Gross margins. Gross margins were down in all segments, but there's a clear reason as to why. And more importantly, we anticipate margins to be restored in the second half of the year. Automotive, lower OEM sales and higher aftermarket sales were the drivers. But as I just noted, new OEM programs are starting in Q3, building in Q4, which should have a positive impact. Premium Audio gross margins were down to preparations for our new product being introduced in the third and fourth quarters, again, with an increase expected in the second half of the year.

There were 2 things that impacted Consumer Accessory margins during the quarter: One, we have a higher volumes of fulfillment sales that carried lower gross margins; and two, there was a onetime settlement charge related to contractual shortfalls with one of our vendors, which was a $650,000 impact or approximately 160 basis points. Offsetting this, gross margins were positively impacted by higher sales of Project Nursery, wireless speakers and lower sales of lower-margin fulfillment business. We anticipate gross margins to improve across all segments in the second half.

Total operating expenses increased $4.1 million or 11.9%. Selling expenses were up due to higher advertising and marketing expenses, primarily within our Premium Audio and Consumer Accessories segments. We also had higher severance expenses as we made some moves during the quarter to lower management expenses moving forward. Additionally, on our G&A line, higher expenses were due to the new payroll and timesheet system that we discussed in our year-end call as well as accruals related to the sale of Hirschmann and other severance charges. The increase in engineering and technical support was primarily due to timing as we have new OEM programs in the second half of the year.

We took action during the fiscal 2017 second quarter to increase certain overhead related to product development and sales generation, and at the same time, removed expenses as we restructured certain groups to lower fixed expenses moving forward. With the sale of Hirschmann now behind us, our team is making the necessary changes that will enable us to drive consistent profitability in our business in the years ahead.

Other expenses for fiscal 2018 second quarter were $6.1 million compared to $39,000 in last year's second quarter. Other than that, however, was the area to note as we had $7.1 -- $7.4 million of net foreign exchange currency losses due primarily to Hirschmann transaction. ASA continued to drive better income year-over-year, up $382,000, and we recorded a $1.4 million investment gain on the sale of RxNetworks during the quarter.

In summary, we reported net income attributable to VOXX of $17.1 million. As we stated at the beginning of the call, there are number of moving parts due to the nature of continuing and discontinued operations, treatment of foreign exchange gains and losses and taxes. We have a clean balance sheet, and our financial position has strengthened.

I'll turn the call over to Pat to talk a little bit more about our results and our outlook for the future. Pat?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thanks, Mike. While total sales are down 1.7% year-to-date, excluding Hirschmann, sales tracked roughly in line with the plan for the first half of the year. We expect our OEM business to ramp up in the third and fourth quarters with new OEM programs with GM, Ford and Mazda. Our Premium Audio business is up close to 16% year-to-date, despite first half inventory clear-outs. And we anticipate continued growth in the second half of the year based on the successes to date with current products and the new ones coming to market. Consumer Accessories is down 6.3% year-to-date. However, we have a number of new programs set to begin in the third and fourth quarters that will improve overall sales for the year.

Our gross margins are down 200 basis points year-to-date, but as with sales, they are expected to improve. As Mike noted, the Automotive decline was due to timing based on programs ending in the first half and new ones starting in the second half. These affected absorption, which will correct itself in the second half as we begin production of our new systems. Additionally, on a go-forward basis, we expect Automotive margins to run lower by approximately 250 basis points due to the sale of Hirschmann.

The Premium Audio segment decline was due to inventory clear-outs as I spoke about on our Q1 call. However, margins improved from first to second quarter and will continue to improve as we get into the second half. And the Consumer Accessory segment had 2 events that are not expected to repeat. Those segment margins will be lower than prior year because we have a higher volume fulfillment program starting in the second half of the year, which will equate to lower gross margin, but higher gross profit dollars. But as Mike noted, margins for this segment are anticipated to increase.

So let's talk about our strategy to unlock value. The Hirschmann sale was a starting point. The sale enabled us to pay down the majority of our debt. It leaves us with good cash position and access to our credit facilities. And I'll discuss the use of proceeds in just a few minutes. Our remaining Automotive business consist of our domestic OEM operations and our aftermarket group. Domestic OEM has been down throughout the year, but that will change this quarter based on new programs, starting with the 2018 Ford Expedition and the 2018 Lincoln Navigator; the 2018 Chevy Traverse, Chevy Equinox, GMC Terrain, and the Buick Enclave and the Mazda CX-9. Additionally, our OE remote start season has started with increased orders from some of our customers including Subaru, Ford and Chrysler Mopar.

For our aftermarket business we expect stronger sales of our advanced driver assistance systems due to our placement at Best Buy and the launch of our new backup cameras at Best Buy, Crutchfield and the M.E.S. A. buying group. We will also launch our new OEM replacement key fobs, which should boost sales within our expediter and car dealer networks.

As for Consumer Accessories, we are anticipating growth for the full fiscal year. In the second quarter, we had a number of new products added to our 808 Audio line. The ENCORE, Block Rocker speaker, our new 808 Audio Canz H2O, new EAR CANZ Bluetooth headphones and wireless earbuds, and new Bluetooth Turntable speakers. We will also introduce our first 808 Audio speaker with Alexa voice services onboard, which will be available in November. We also introduced a new Singtrix bundle pack, and added 2 new karaoke systems that have been met with good interest.

In the third and fourth quarters, we will introduce our first RCA security products with an entry door monitor, followed by streaming security cameras that could be controlled by your smartphone. Additionally, we will deliver the first of new MyGuard products designed to prevent flooding from washing machines, dishwashers and water heaters in the home. In February, Project Nursery expands its lineup to include a new dual-camera version, launching at Best Buy, and we expect to see increased reception sales as we've expanded distribution to include service providers.

Internationally, our Consumer Accessory business at VOXX (Germany) performed better than the prior year in Q2. Gross margins were up, and expenses were in line. And we introduced over 50 new products during the IFA, Berlin show in September. Our exclusive agreement with Saturn for accessories, we -- that contract was renewed for another 2 years. And at Schwaiger, we introduced a number of additional products, including Alexa voice activation for its home automation lineup.

Additionally, in the third quarter, we'll be launching a national distribution program with a major health care provider as part of an agreement with Qualcomm Life. This is slated to begin in November. And because it's a fulfillment program, it will be at lower margins, but positively impact sales and gross profit dollars.

And finally, EyeLock. While EyeLock has not generated significant revenue or income yet, we are making progress. We expanded distribution, secured additional patents and strengthened our IP portfolio. And we secured the licensing agreement with Qualcomm, which we discussed last quarter. Some of the highlights at EyeLock: a new partnership with STANLEY Security, giving them access to our full suite of hardware and software access control systems; a new partnership with CSD to deliver EyeLock product suite across their customer base in the Australian market. We completed Lenel factory certification, which will accelerate EyeLock technology into their OnGuard system. EyeLock continues to build its IP and currently has 54 patents, with over 25 additional patents applied for. This past quarter, they received a patent for a single camera system for acquiring iris biometrics and facial images. And we have 3 additional patents pending, which we anticipate will be granted over the next quarter.

At the ASIS 2017 security show in September, we expanded our pipeline of opportunities as more and more customers understand the benefits of iris biometrics and look to add iris to their security offerings. And of course, we are continuing to develop iris authentication solutions to work with Qualcomm's mobile security platform.

EyeLock is a technology. It is a technology, an R&D-driven company, and it will take time to bring their host of solutions to market. But the market is going to have multiform factors, with iris being a major contributor. During the second quarter, we took steps to lower some of our fixed expenses, and reduced the cash burn, and that will help improve the bottom line in future periods. At the same time, we have not taken any shortcuts with respect to R&D. There has and continues to be a lot of interest in EyeLock, and we are continuing to invest in the business and determine the best strategy and outcome for our shareholders.

Moving on to our Premium Audio segment. Sales continue to grow. While gross margins were down in the first half of the year, you saw the margin improvement in Q2 relative to Q1, and we expect this to continue into the second half. During Q2 and in the month or so that followed, we saw the reintroduction of the Forte III classic loudspeaker, now part of the Heritage line. We launched in conjunction with Capitol Records, the 75th anniversary, the special edition One, Three and Heresy speaker models. Klipsch debuted the Reference Dolby Atmos home theater speakers, expanding this product line, which has contributed nicely to our growth. And we are pleased with the sales activity of Klipsch marine audio systems at MasterCraft.

We will soon introduce one of the highest-end headphones, the HP-3, which will launch later this year. And Klipsch also debuted 4 new custom architectural lines at CEDIA. And we formed a strategic alliance with AVAD for the Jamo brand, which provides us with additional access to installation professionals in the United States and Canada as well as expanding the Jamo line with new sound bars and Atmos home theater speakers.

To close, a few additional comments before we open the call for questions. With the sale of Hirschmann, we have a strong balance sheet. With cash on hand, most of our debt being mortgages and our access to capital, our strategy is to pursue accretive acquisitions that will enhance cash flow and profitability. We are focused on the domestic markets, and we will be diligent to ensure that if acquisitions are made, there are synergies, strong product lines and most important, consistent earnings.

We are also looking at our entire portfolio of assets and reviewing inbound interest, such as we did with Hirschmann. We have great brands, distribution and talent throughout this company. Whether the future is driven by acquisitions, divestitures, joint ventures or partnerships, we believe we are positioned to succeed. While it may take time to align the organization, given this multifaceted strategy, we are very much focused on driving growth and value.

And finally, while we generated an operating loss in the first half of the year, we expect the second half to be profitable. And as we move into fiscal 2019, we expect our stronger balance sheet, increased sales and lower expenses to position the company for sustainable profitability.

And with that, I think it's time to open the call for questions. Operator?

QUESTIONS AND ANSWERS

Operator
(Operator Instructions) And our first question comes from the line of James Medvedeff with Cowen.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So a couple of questions. I understand we're looking for profits in the second half. But the full year outlook is still to have -- report losses. Or is there enough profit in the second half to do -- to drive full year profits?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. We believe so.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay. How should I think about sales for year-over-year? So we're down -- the comps are difficult with Hirschmann out.
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Are you able to put some sort of a number or maybe sequential growth or some guidance on what revenues might look like for the rest of the year?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We're expecting to see increased sales in all 3 segments over the first half. And as best I could say at this particular point, we'll see some small growth if you take out Hirschmann in the businesses that are left on the top line revenue.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Small growth sequentially, H2 versus H1, or year-over-year?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Year-over-year.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay. So now to try to parse through some of these -- I noticed in the Q that you've shifted interest expense around from -- versus the way it looked last year, it appears. I can't tell for sure. But I guess -- let me just start with Premium Audio. It looks like backing out interest expense, that the sort of operating margin was actually negative -- or I'm sorry, only slightly positive. So let me -- maybe I should do this on a follow-up call. This is kind of in the weeds. Let me do that. So -- and could you just run through what the -- what your thoughts are on what the various expense lines are going to look like going forward?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

Well, when we look at the expenses going forward, there are expenses that, for the full year, that will reflect some of the things that were driven by the Hirschmann sale. But if I start to remove charges that are related to the sale, I think we'll see the quarter somewhere around -- this past quarter, I'm talking about, somewhere around 37 -- excuse me, that's adjusted OpEx of like $36.7 million.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
That's adjusting out the Hirschmann sale expenses?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, some of the expenses that are there. But we can get into more detail on it on a follow-up on that as well.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay. But these run rates of selling, G&A and engineering tech, are they sort of continuous at that level through the rest of the year?
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We have ongoing savings. There are other areas where we're changing overhead, cutting some overheads. You would not see a huge impact in the second half because of severance costs, but we're looking at somewhere around $10 million in lower overhead, based on the changes that we're making now on a full year run rate as we look into 2019 based on some of the moves that we recently made.
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay, great. Finally, on the tax rate, I imagine you reported negative pretax income and yet you paid taxes. I assume that has something to do with jurisdictional?
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes. See so the -- what happened with the transactions -- this is Michael speaking -- is that what -- when we did -- discontinued operations, we had to restate the first quarter. And also, the valuation allowances came out, and the effective tax rate dropped to 17%. When it came forward through the year-to-dates, we had to book a tax charge in August to adjust the rates. That's why it's kind of hard to follow this because you're seeing now the valuation allowance is popping up. But just for the purposes of, again, as we discussed models, always used the statutory rate of 35%.
Operator
(Operator Instructions) And our next question comes from the line of Thomas Kahn with Kahn Brothers.
Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer, and Chief Compliance Officer
Congratulations on the Hirschmann sale, John. It was a grand-slam home run, knocking the ball out of the park and knocking the leather off the ball. So congratulations.
John J. Shalam VOXX International Corporation - Chairman of the Board
Thank you. Thank you, Tom.
Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer, and Chief Compliance Officer
I'm a little unhappy with the press release because Pat gave a very good description of EyeLock and what's going on in EyeLock. And you know we believe that EyeLock is the most exciting operation in the VOXX family, with the greatest potential over the next 2 to 5 years. And now that the company has plenty of cash and resources, it can back EyeLock. And Pat gave an interesting description on this call of what's going on. But there was 0, nothing, nada in the press release, and I was a little disappointed. And I think in future releases, this should be highlighted and discussed, because, unless I'm confused, I think the most exciting thing you folks have and could be another grand-slam home run 2 to 5 years down the road. I was a little disappointed also in your conversation here about acquisitions. I don't think acquisitions are the way to build shareholder value at this point. If you look at the stock's range over the past 10 years, and you look where the shares are selling now, we believe that VOXX is worth at least $14, excluding EyeLock. And if it's worth $14 excluding EyeLock, buying back shares accrete shareholder value without risk. Making acquisitions could accrete shareholder value but has risk and could diminish shareholder value. So I've only been analyzing stocks for about 45 years, but I do have to say that with the shares selling where they are now, not just an authorization of a buyback, but putting it in place and buying back as much stock as you can will be the best thing to build shareholder value at the lowest possible risk. So I want you to consider it again, please. I know you're opposed to it, and you have been opposed in the past. But unless I'm confused, and unless you have some company you're buying that's going to cure cancer, it seems to me that the best way to build value for the owners is an active, aggressive buyback program now. Thank you very much.
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thank you, Tom.
Operator
And I'm showing no further questions at this time. Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, and you may all disconnect. Everyone, have a great day.
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thank you.